RIYADH MINERAL PROPERTY ASSIGNMENT
AMONG
OROVI (GHANA) LIMITED
AND
PINNACLE RESOURCES INC
AND
GOLDEN STAR (BOGOSO/PRESTEA) LIMITED
AND
GOLDEN STAR RESOURCES LTD.

THIS DEED OF ASSIGNMENT is made the 20th day of April, 2007.

AMONG

OROVI (GHANA) LIMITED, a limited liability company incorporated under the laws of Ghana, P.O. Box 10, Tarkwa (the "Assignor").

AND

PINNACLE RESOURCES INCORPORATED, a corporation incorporated under the laws of Colorado, 9600 East Arapahoe Road, Suit 260 Englewood, Colorado 80112 ("Pinnacle")

AND

GOLDEN STAR (BOGOSO/PRESTEA) LIMITED, previously known as Bogoso Gold Limited, a limited liability company incorporated under the laws of Ghana, P.O. 1075, Airport Post Office, Accra (the "Assignor")

AND

GOLDEN STAR RESOURCES, LTD., a limited liability company incorporated under the laws of Canada ("Golden Star") 1901, W. Toller Road, Suite 300 Littleton, Colorado, 80127-6312.

WHEREAS
A. The Assignor is the holder of a 100% undivided interest in that certain prospecting license (the "License") dated March 23, 1992, being a gold prospecting license granted by the Government of the Republic of Ghana (the "Government") to Riyadh Ghana Limited ("Riyadh") over an area in the Western Region of Ghana of approximately 98 square kilometers which grant was stamped as no. LVB 1764/92 commonly referred to as the ("Riyadh Property") as more particularly described in Schedule "A" hereto.

B. By a Deed of Assignment dated March 5, 1996 Riyadh with the consent of the Government assigned al its rights, title and interest in the License to the Assignor which assignment was stamped as No. LVB4171/96, subject to a Net Smelter Royalty ("NSR") interest of 7.5% in the Riyadh Property.

C. On November 9, 1999, the Government of Ghana renewed the License over a reduced area of 49 square kilometres for a period of two (2) years subject to further renewal/extension.

D. By an Option Agreement (the "Option Agreement"), dated the 15th day of November, 1999 among the Assignor, Orovi Corporation, Golden Star and the Assignee, the Assignor granted and the Assignee accepted an option (the Option") to acquire a 100% undivided interest in the Riyadh Property.

E. Pursuant to a Deed of Transfer dated 9th December 2003 between Orovi Corporation and Pinnacle, the latter acquired from the former 446 shares which Orovi Corporation represented as being al the issued and outstanding shares of the Assignor and Pinnacle was substitute for Orovi Corporation in the Option Agreement pursuant to the Letter
Agreement dated June 11, 2003.

F. The Government extended the validity period of the License for a period of six (6) months pursuant to a letter dated March 21, 2007 from the Minerals Commission to the Assignor.

G.  By an Option Exercise Agreement made the       day of April 2007
among the Assignor, Pinnacle, Golden Star and the Assignee herein, the Assignee agreed to exercise the Option on the terms and conditions agreed therein with the Assignor.

H. In pursuance of the Option Exercise Agreement, the Assignor as the registered beneficial holder has agreed to assign its 100% undivided interest in the license and the Riyadh Property to the Assignee.

NOW THEREFORE IN CONSIDERATION of the premises and the mutual covenants, conditions and warranties contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which the Assignor and Pinnacle irrevocably acknowledge by the execution of these presents) the parties agree as follows:

DEFINITIONS

1.0 All capitalized terms in this Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Option
Agreement and the Option Exercise Agreement.

2.0  ASSIGNMENT OF INTEREST AND LICENSE

   2.1 sum of Seventeen thousand one hundred and sixty-five United States Dollars (US$17,165.00) and representations, warranties and covenants herein contained and the valuable consideration agreed to be paid by the Assignee to the Assignor pursuant to Section 1 of the Option Exercise Agreement (the sufficiency of which the Assignor hereby acknowledges), the Assignor hereby assigns and transfers to the Assignee all its rights, title, interests and claims to the Riyadh Property, including without limitation.

      i. The License granted by the Government and all rights and interests therein;
     ii.   The interests in the core and mineral samples;
    iii. The full and complete records and books of account relating to the prospecting programme;
     iv. The detailed results and analysis of all surveys, boring, pitting, investigations and other testing conducted;
      v. Copies of all geological, geophysical, geochemical, drilling and pitting reports relating to the licensed area and all maps, drawings and diagrams pertaining to these reports;
     vi. Copies of all quarterly and annual reports furnished to the Director of Geological Survey and the Chief Executive of the Minerals Commission giving a general description of the work done by the Assignor.
   2.2 The description of the license an the Riyadh Property and the related land area are set out in the schedule hereto and ore particularly delineated on the attached plan, which shows the measurements.

3.0  CONSIDERATION

3.1 The Assignor acknowledges receipt of US$470,000.00 (Four Hundred and Seventy thousand dollars) from the Assignee as full and final consideration for the license rights and interests herein transferred.

3.2 Pinnacle and the Assignor hereby sell, assign, and otherwise transfer all of their prospecting license rights, title, interests and claims in and to the Riyadh Property to the Assignee.

4.0  COVENANTS OF THE ASSIGNEE

The Assignee covenants with the Assignor as follows:

   4.1 To pay the rents reserved under the Riyadh Property as they fall due and to perform and observe all stipulations an conditions attached to the Riyadh Property under the License.
   4.2 To indemnify the Assignor and to hold the Assignor indemnified against all proceedings, claims, demands, costs and expenses made and incurred by the Assignor on account of any omission on the part of the Assignee to pay the said rents or breach of any of the covenants, conditions and stipulations contained in the License relating to the Riyadh Property or any third party claims relating to the Riyadh Property.

5.0  REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR

The Assignor and Pinnacle represent and warrant to the Assignee as follows:

   5.1 The Assignor is a company duly organized and validly subsisting and duly registered under the laws of Ghana.
   5.2 The Assignor has all requisite corporate power and authority to enter into and execute this Assignment and related documents and to consummate the transactions contemplated hereby and that this Assignment constitutes the legal, valid, binding and enforceable obligation of the Assignor.
   5.3 To the best of its knowledge, information, and belief, the Riyadh Property is not subject to any claim, right or interest by any other person other than as stated in this Assignment.
   5.4 The Assignor has a 100% undivided right, title and interest in and to the Riyadh Property, which right, title and interest is a good and valid right title and interest free and clear of all liens.
   5.5 Except as herein afore stated, no person other than the Government of Ghana and Riyadh has any royalty interest in production or profits from the Riyadh Property or any portion thereof created directly or indirectly by the Assignee.
   5.6 The Assignor is not in any material contravention of any aws, government directive, regulations or orders of any court and has performed all its obligations up to the date hereof required to be performed under the license to the Riyadh Property.

For the purposes of this Agreement, "lien" means hypothec, mortgage, deed of trust, pledge, security interest, encumbrance, charge of any kind or any or any other referential arrangement in the nature of an encumbrance or security interest, including, without limitation, any agreement to give any of the foregoing any conditional sale or title retention agreement ad any lease in the nature thereof.
With respect to the Riyadh Property:

   5.7
      i. The Riyadh Property is properly and accurately described in Schedule "A" attached hereto.
     ii. All rentals, taxes, and other applicable payments have been made to maintain the Riyadh Property in good standing.
    iii. It has not received notice of default of any obligations pertaining to the Riyadh Property.
     iv. The approval of the Minister will be obtained in writing in relation to this Assignment pursuant to section 14 of Act 703 ("the Ministerial Approval") and the Assignor has otherwise obtained from all governmental bodies all such consents, approvals and authorizations as may be required in connection with this Assignments;
     v. That there are circumstances present that would entitle a surface rights owner or occupant of the land relating to the Riyadh Property to successfully obtain compensation pursuant to sections 72-74 of the Mineral and Mining Act.

6.0  COVENANTS OF THE ASSIGNOR

   6.1  The Assignor covenants with the Assignee as follows:
Notwithstanding anything done or omitted to be done by it the Assignor has good title and right to the Riyadh Property and to assign such title and right in the manner in which they are assigned herein.

   6.2 The covenants, conditions and stipulations reserved and contained in the license in the Riyadh Property have been observed and performed in all material respects up to and including the date of the Assignment.

7.0  CONDITIONS PRECEDENT

   7.1 The effectiveness of this assignment is conditional upon the grant of the Ministerial Approval.

8.0  GENERAL PROVISIONS
   8.1 If either the Assignor or the Assignee is prevented from or delayed in performing any of its obligations under this Assignment or any act contemplated hereby by reason of Force Majeure, the party so affected shall immediately notify the other party of the circumstances constituting the Form Majeure and the obligations performance of which have been delayed or prevented, and the party giving the notice shall the obligations so delayed or prevented shall be fully performed as soon as the conditions constituting Force Majeure abate or cease.

   8.2 Each of the parties shall from time to time and t all times hereafter upon every reasonable written request so to do make, do, execute and deliver or cause to be made, done, executed ad delivered all such further acts, deeds, assurances and things as may be necessary and reasonable to give binding effect to this Assignment.

   8.3 No amendment or waiver of or any consent to a departure by a party from a provision of this Assignment shall be of any force or effect unless it is confirmed in writing and executed by the parties and then that amendment or consent shall be effective only to the extent made or given therein.

   8.4 This Assignment shall be governed by and construed in accordance with the laws of Ghana and the parties hereby agree to submit to the exclusive jurisdiction of the courts of Ghana.

   8.5 This Assignment may be executed in any number of counterparts and all of such counterparts taken together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Assignment the day and your first above written.

SIGNED AND DELIVERED by       ]
OROVI GHANA LIMITED           ]     ______________________
Acting by its authorized      ]     Name: R.A. Hildebrand
Representative                ]     Director

In the presence of

_________________________
Name:  B Higson-Smith

SIGNED AND DELIVERED by       ]
PINNACLE RESOURCES, INC.      ]     ______________________
Acting by its authorized      ]     Name: R.A. Hildebrand
Representative                ]     Director

In the presence of

_________________________
Name:  B Higson-Smith

SIGNED AND DELIVERED by       ]
GOLDEN STAR (BOGOSO/PRESTEA   ]     ______________________
Acting by its authorized      ]     Name: Amadeus Yusef Disu
Representative                ]     Director

In the presence of

_________________________
Name:  B Higson-Smith

SIGNED AND DELIVERED by       ]
GOLDEN STAR RESOURCES LTD.    ]     ______________________
Acting by its authorized      ]     Name: Bruce Higson-Smith
Representative                ]     Vice President Corporate
         Development

In the presence of

_________________________
Name:  R. A. Hildbrand



SCHEDULE "A"
DESCRIPTION OF RIYADH PROPERTY

Mineral prospecting and related surface rights for gold within all that piece or parcel of land containing an approximate area of 98 square kilometers lying to the North of Latitudes 5 45'08" and 5 53'55"; South of Latitudes 5 53'54" 5 57'15"; 5 56'40" and 5 57'15"; East of
Longitudes 1 49'08", 1 51'06"; 1 48'27"; and 1 56'10"; West of
Longitudes 1 46'23"; 1 48'27" and 1 54'03" in the .... And Upper Denkyira
Districts of the Western and Central Regions respectively of the Republic of Ghana which piece or parcel of land was ore particularly delineated on the plan annexed and incorporated into the said license for purposes of identification and not of limitation.



OATH OF PROOF

I, Bruce Higson-Smith of Golden Star Resources, Ltd., Littleton,
Colorado, make oath and say that on 20th April, 207, I was present and saw R.A. Hildebrand the authorized representative of Orovi Ghana
Limited sign this Instrument and that the said R.A. Hildebrand can read and write.

Sworn at Littleton            ]
This 20th days of April 2007   ]           B. Higson-Smith
                                          Deponent

Before Me


REGISTRAR OF LANDS

This is the Instrument referred to in the Oath of the within-name
_______________________________________________________________________
____________________ Sworn before me this ____________ day of
____________ 2007.

_______________________________________
REGISTRAR OF LANDS